As filed with the Securities and Exchange Commission
                              on November 18, 1997
                                                   Registration No. 333-37825
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------
                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------
                          DEL GLOBAL TECHNOLOGIES CORP.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


                    New York                      13-1784308
          ----------------------------       ---------------------
          (State or other jurisdiction       (I.R.S. Employer
          of incorporation or                Identification No.)
          organization)


              One Commerce Park, Valhalla, NY 10595 (914) 686-3600
--------------------------------------------------------------------------------

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Leonard A. Trugman
                -------------------------------------------------
                 Chairman, Chief Executive Officer and President
                          Del Global Technologies Corp.

              One Commerce Park, Valhalla, NY 10595 (914) 686-3600
--------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With a copy to:

                             Martin M. Goldwyn, Esq.
                        Tashlik, Kreutzer & Goldwyn P.C.
                             833 Northern Boulevard
                              Great Neck, NY 11021
                                 (516) 466-8005
                    -----------------------------------------


Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of

1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 18, 1997


Prospectus
--------------------------------------------------------------------------------

                          DEL GLOBAL TECHNOLOGIES CORP.

                                  10,609 SHARES

                         OF COMMON STOCK, $.10 PAR VALUE

                                 25,000 WARRANTS

              25,000 SHARES OF COMMON STOCK UNDERLYING THE WARRANTS

-------------------------------------------------------------------------------



All of the shares of common stock offered hereby (the "Common Stock") are being sold, and all the shares underlying the Warrants are being resold, by the Selling Shareholders identified under the caption "Selling Shareholders" (the "Selling Shareholders").


Del Global Technologies Corp. (the "Company") issued to Stanley Wunderlich, a Selling Shareholder hereunder, effective December 31, 1996, 25,000 Warrants in connection with a consulting agreement, dated December 31, 1996, between the Company and such Selling Shareholder. Such Warrants expire on December 31, 2001.

The Company issued to Roger Winston, a Selling Shareholder hereunder, effective January 15, 1996, 10,000 Warrants in connection with a consulting agreement, dated January 15, 1996, between the Company and such Selling Shareholder. All of such Warrants were exercised by such Selling Shareholder and the shares issued in connection with such exercise are being registered pursuant to this Registration Statement.

Each Warrant hereunder entitles the owner to purchase one share of Common Stock, $.10 par value.


The total number of Shares described herein was increased to reflect various stock dividends. The Company will receive the proceeds from the exercise of the Warrants but will not receive any of the proceeds from the sale of the Common Stock or from the resale of the shares underlying the Warrants. See "Selling Shareholders" and "Description of Capital Stock".

The Common Stock of the Company is traded on the Nasdaq National Market ("Nasdaq") under the symbol DGTC. On November 17, 1997, the average of the high and low prices at which the Common Stock was quoted on Nasdaq was $10.06.

                              ____________________

This offering is not being underwritten. The shares of Common Stock being offered hereunder may be sold from time to time by the Selling Shareholders in one or more transactions on Nasdaq, in block transactions, in negotiated transactions or by a combination of such methods of offering at prevailing market prices, at prices related to prevailing market prices or negotiated prices. All of the expenses of preparing and filing the Registration Statement of which this Prospectus forms a part, estimated to be $6,213.03, are being paid by the Company.
                              _____________________

--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
               The date of this Prospectus is ______________, 1997

         No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstance in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is (http://www.sec.gov). The Company's securities are listed on the Nasdaq National Market, and reports, proxy statements and other information concerning the Company may be inspected at the offices of Nasdaq at 1735 K Street, N.W., Washington, D.C. 20006-1500.

         This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 (the "Registration Statement") of which this Prospectus is a part, including exhibits relating thereto, which has been filed with the Commission in Washington, D.C. Copies of the Registration Statement and the exhibits thereto may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge, at the office of the Commission.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


         The Company's Annual Report on Form 10-K for the fiscal year ended August 2, 1997 heretofore filed by the Company with the Commission (File No. 0-
3319) pursuant to the 1934 Act and the Company's definitive Proxy Statement, dated January 14, 1997, are hereby incorporated herein by reference.


         Each document filed subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.

         The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document incorporated by reference in this Prospectus (other than exhibits unless such exhibits are expressly incorporated by reference in such documents). Requests should be directed to Del Global Technologies Corp., One Commerce Park, Valhalla, NY 10595, (914) 686-3600, Attention: Michael H. Taber, Secretary.

                                   THE COMPANY

         Del Global Technologies Corp. is primarily engaged in the design, manufacture and marketing of medical imaging systems and critical electronic subsystems for medical imaging and diagnostic products. The Company's products are designed to provide cost-effective, high-quality solutions to the needs of its customers. The Company's medical imaging systems include mammography systems, high frequency x-ray generators and x-ray systems (both stationary and portable) sold under both its tradenames and private labels. The Company's critical electronic subsystems are custom engineered to complex customer performance specifications and include high voltage power components, such as power supplies, capacitors, transformers and pulse forming networks. These products are utilized by Original Equipment Manufacturers ("OEMs") for medical imaging and diagnostic products having a broad range of applications such as computerized tomography ("CT"), magnetic resonance imaging ("MRI"), bone densitometry, radiography, blood analysis, medical laser surgery and nuclear medicine. As a result of its record for quality and reliability, the Company has developed close working relationships with its OEM customers. These relationships often result in the Company's selection as the sole source provider of these critical electronic subsystems to OEMS. The Company also designs, manufactures and markets precision power conversion products for non-medical applications and electronic noise suppression systems for telecommunications equipment.

         The Company's medical systems and critical electronic subsystems are designed to meet the needs of the healthcare industry to reduce medical imaging and diagnostic costs. The Company focuses its sales, marketing and development efforts primarily on medical imaging systems and critical electronic subsystems priced at under $100,000 per unit. The Company's medical imaging systems have a list price of approximately $9,000 to $70,000 per unit; however, the Company believes that its products offer comparable performance to competing products typically priced higher. The Company's cost-effective medical imaging systems and subsystems also meet the increasing international demand for such products.

         The Common Stock was listed on Nasdaq on June 10, 1996 under the symbol DGTC.

         The Company was organized under the laws of New York in 1954 under the name Del Electronics Corp. The Company's executive offices are located at One Commerce Park, Valhalla, New York 10595 and its telephone number is (914) 686-3600.

                                  THE OFFERING


Common Stock Issued and Outstanding to be
offered by Selling Shareholders..................     10,609 shares of Common
                                                      Stock, $.10 par value


Common Stock to be Issued and Outstanding after
exercise of existing Warrants offered by Selling
Shareholder......................................     7,482,047 shares of Common
                                                      Stock, $.10 par value


Common Stock to be Outstanding after the Offering     7,482,047 shares of Common
                                                      Stock, $.10 par value

Nasdaq National Market Symbol....................     DGTC


                              SELLING SHAREHOLDERS



         The Selling Shareholders listed in the table below have indicated their intention to register their Warrants or resell to the public the number of shares of Common Stock set forth opposite their respective names. The shares covered by this Prospectus are being registered to permit public secondary trading of the Common Stock received by Mr. Winston upon the exercise of the Warrants and the shares of Common Stock issuable upon exercise of the Warrants and the Selling Security Holders may offer the securities for resale from time to time. See "Plan of Distribution." The table sets forth information with respect to the ownership of the Company's Warrants or Common Stock by the Selling Shareholders as of November 18, 1997 and as adjusted to reflect the sale of shares of Common Stock offered by this Prospectus. All information with respect to stock ownership has been furnished to the Company by the respective Selling Shareholders.


         Mr. Stanley Wunderlich, a Selling Shareholder, is a consultant to the Company. Such Selling Shareholder was issued 25,000 Warrants in connection with a consulting agreement, dated December 31, 1996, between the Company and such Selling Shareholder. Each Warrant entitles the holder to purchase one share of the Company's Common Stock and is exercisable at any time through December 31, 2001. The exercise price of each Warrant was $8.50 per share, subject to adjustment from time to time pursuant to the anti-dilution provisions set forth in such Warrant.

         Mr. Roger J. Winston, a Selling Shareholder, is a consultant to the Company. Such Selling Shareholder was issued 10,000 Warrants in connection with a consulting agreement, dated January 15, 1996, between the Company and such Selling Shareholder. Each Warrant entitled the holder to purchase one share of the Company's Common Stock and was exercisable at any time through January 15,

2001. The exercise price of each Warrant was $7.25 per share, subject to adjustment from time to time pursuant to the anti-dilution provisions set forth in such Warrant. As a result of two 3% stock dividends, the number of Shares underlying the Warrants was increased to 10,609 and the exercise price was reduced to $6.83 per share. On May 20, 1997, Mr. Winston exercised such Warrants.

         The Company has filed the Registration Statement of which this Prospectus forms a part to comply with the exercise by Stanley Wunderlich of a demand registration right granted to such Selling Shareholder. Mr. Roger Winston has elected to register his shares of Common Stock issued in connection with the exercise of his Warrants through the exercise of certain piggyback registration rights previously granted to such Selling Shareholder.



--------------------------------------------------------------------------------
                                                                Shares Owned
                                                    Shares      After Offering
                                                  Underlying    ---------------
Selling               Shares Owned     Shares to  Warrants to
Shareholders        Prior to Offering  be Sold    be Resold1    Number   Percent
--------------------------------------------------------------------------------
Stanley Wunderlich        ---            ---        25,000       ---        *

Roger Winston2          11,154          10,609        ---        545        *
--------------------------------------------------------------------------------
TOTAL                   11,154          10,609      25,000       545        *
-------------------------------------------------------------------------------


-------------------------
1 Under this Prospectus, Mr. Wunderlich may resell the shares of Common Stock underlying his Warrants to the public.

2 Amount does not include 545 shares of Common Stock owned by Mr. Winston's wife or 545 shares of Common Stock held in a custodial account, of which Mr. Winston is the custodian, for the benefit of Michael Winston, as to both of which Mr. Winston disclaims beneficial ownership.

* Represents less than 1% of the outstanding shares of Common Stock of the Company including shares issuable under options which are presently exercisable or which became exercisable within 60 days of November 18, 1997.

                              PLAN OF DISTRIBUTION


         The securities offered hereby may be sold from time to time to purchasers directly by either of the Selling Shareholders. The shares may be sold or resold, as the case may be, from time to time by the Selling Shareholders in one or more transactions on Nasdaq, in block transactions, in negotiated transactions or a combination of such methods of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. These transactions may be effected by the Selling Shareholders through one or more broker-dealers who may act as principal or who may receive compensation in the form of concessions or commissions from the Selling Shareholders or the purchasers of the shares for whom they act as agent, in such amounts as are customary in connection with similar transactions. The Company has agreed to bear all expenses in connection with the registration of the shares.

         The Company will receive no proceeds from the sale of shares of Common Stock or the resale of the shares underlying the Warrants by the Selling Shareholders.



                          DESCRIPTION OF CAPITAL STOCK


         The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, par value $.10 per share, of which 7,457,047 shares are issued and outstanding as of October 9, 1997. Each share of Common Stock entitles the holder to one vote on all matters submitted to a vote of shareholders. All shares of Common Stock have equal rights and are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor and to share ratably upon liquidation in the assets available for distribution to stockholders. The Common Stock is not subject to call or assessment, has no preemptive, conversion or cumulative voting rights and is not subject to redemption. The Company has only one class of directors.


         Chase Mellon Shareholder Services, 450 West 33rd Street, New York, New York 10001, is the transfer agent and the registrar of the Common Stock.


                                  LEGAL MATTERS

         The validity of the shares of the Company's Common Stock offered hereby will be passed upon for the Company by Tashlik, Kreutzer & Goldwyn P.C., 833 Northern Boulevard, Great Neck, New York 11021. Members of Tashlik, Kreutzer & Goldwyn P.C. beneficially own approximately 10,954 shares of the Company's Common Stock and stock options to purchase an aggregate of approximately 35,069 additional shares of Common Stock.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the fiscal year ended August 3, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                                   DEL GLOBAL TECHNOLOGIES CORP.

                                                  10,609 SHARES OF COMMON STOCK

                                                             25,000 WARRANTS TO

                                                          PURCHASE COMMON STOCK

                                                  25,000 SHARES OF COMMON STOCK

                                                            UNDERLYING WARRANTS

                                                          _____________________

                                                           P R O S P E C T U S
                                                          _____________________
                  ___________________

                  TABLE OF CONTENTS
                  ___________________

                                           Page
                                           ----

Available Information.......................3
Incorporation of Certain
  Information by Reference..................4
The Company.................................4
The Offering................................5
Selling Shareholders........................6
Plan of Distribution........................7
Description of
Capital Stock...............................7
Legal Matters...............................7
Experts.....................................8               __________, 1997

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling
Shareholders. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

    It is estimated that the following expenses will be incurred in connection with the proposed offering hereunder. All of such expenses will be borne by the Company.


Registration fee-Securities and
  Exchange Commission.......................................          $ 213.03
Legal fees and expenses.....................................          3,000.00
Accounting fees and expenses................................          2,500.00
Blue sky fees and expenses
  (including counsel fees)..................................               -0-
Miscellaneous...............................................            500.00
                                                                    ----------
TOTAL.......................................................        $ 6,213.03
                                                                    ----------

Item 15.  Indemnification of Directors and Officers.

    (a) Section 722 of the New York Business Corporation Law ("NYBCL") permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.


                                        I

    (b) Paragraph TWELFTH of the Company's Certificate of Incorporation limits directors' liability as permitted by Section 402(b) of the NYBCL and reads in its entirety as follows:

               "TWELFTH: No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article shall eliminate or limit:

               (a) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated section 719 of the New York Business Corporation Law, or

               (b) the liability of any director for any act or omission prior to the adoption of the amendment including this paragraph in the Certificate of Incorporation of the Corporation."

Item 16.  Exhibits.

     Exhibit
     Number    Description of Document                                 Footnotes
     -------   ----------------------------------                      ---------

      *4.1     Warrant Certificate of Stanley Wunderlich

      *4.2     Warrant Certificate of Roger Winston

       4.3     Copy of Del Global Technologies Corp. Amended and           (1)
               Restated Stock Option Plan (the "Plan")

       4.4     Option Agreement, substantially in the form used in         (2)
               connection with options granted under the Plan


      **5.1     Opinion and Consent of Tashlik, Kreutzer
               & Goldwyn P.C.


    **23.1     Consent of Deloitte & Touche LLP

    **23.2     Consent of Tashlik, Kreutzer & Goldwyn P.C.
               (contained in Exhibit 5.1)
_____________

 *Previously filed
**Filed herewith




                                       II

     (1) Filed as Exhibit A to Del Global Technologies Corp. Proxy Statement dated January 26, 1994 and incorporated herein by reference.

     (2) Filed as Exhibit 4.8 to Del Global Technologies Corp. Annual Report on Form 10-K for the year ended July 30, 1994 and incorporated herein by reference.

Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                       III

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                       IV

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Mt. Pleasant, State of New York, on the 18th day of November, 1997.



                                        DEL GLOBAL TECHNOLOGIES CORP.



                                        By:  /s/Leonard A. Trugman
                                            ------------------------------------
                                            Leonard A. Trugman, Chairman, Chief
                                            Executive Officer and President

         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/Leonard A. Trugman
--------------------                                  November 18, 1997
Leonard A. Trugman       Chairman of the Board,
                         Chief Executive Officer,
                         President and Director
/s/Natan V. Bertman
--------------------                                  November 18, 1997
Natan V. Bertman         Director

/s/David Michael
--------------------                                  November 18, 1997
David Michael            Director

/s/James M. Tiernan
--------------------                                  November 18, 1997
James M. Tiernan         Director

/s/Seymour Rubin
--------------------                                  November 18, 1997
Seymour Rubin            Director






                                        V

                                  EXHIBIT INDEX
                                  -------------

                                                                  Sequentially
Exhibit                                                           Numbered Pages
Number           Description of Document                          and Footnotes
_______       _______________________________________             ______________

  *4.1    Warrant Certificate of Stanley Wunderlich

  *4.2    Warrant Certificate of Roger Winston

   4.3    Copy of Del Global Technologies Corp. Amended           Footnote (1)
          and Restated Stock Option Plan  (the "Plan")

   4.4    Option Agreement, substantially in the form used in     Footnote (2)
          connection with options granted under the Plan


 **5.1    Opinion and Consent of Tashlik, Kreutzer & Goldwyn P.C. Page 19


**23.1    Consent of Deloitte & Touche LLP                        Page 21

**23.2    Consent of Tashlik, Kreutzer & Goldwyn P.C.
          (contained in Exhibit 5.1)
____________________

 *Previously filed
**Filed herewith



(1) Filed as Exhibit A to Del Global Technologies Corp. Proxy Statement dated January 26, 1994 and incorporated herein by reference.

(2) Filed as Exhibit 4.8 to Del Global Technologies Corp. Annual Report on Form 10-K for the year ended July 30, 1994 and incorporated herein by reference.

                                       VI

                                                                 EXHIBIT 5.1





                        TASHLIK, KREUTZER & GOLDWYN P.C.
                             833 Northern Boulevard
                              Great Neck, NY 11021



                                                         November 18, 1997





Del Global Technologies Corp.
1 Commerce Park
Valhalla, NY  10595

Gentlemen:


         This opinion and the consent to use of our name are furnished in connection with the preparation and filing of a Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, by Del Global Technologies Corp., a New York corporation (the "Corporation"), covering a proposed registration and sale by certain holders of 10,609 shares ("Shares") of the Corporation's common stock, $.10 par value per share ("Common Stock"), 25,000 Warrants ("Warrants") and 25,000 Shares of Common Stock underlying such Warrants ("Warrant Shares").


         We have acted as counsel to the Corporation and have participated in the preparation and filing of the aforementioned Registration Statement. As such counsel, we have examined the Certificate of Incorporation and By-Laws of the Corporation, the proceedings taken by the Corporation with respect to the filing of such Registration Statement and such other documents as we have deemed necessary and appropriate.

         Based upon the foregoing, we are of the opinion that:

         1. The Corporation is a duly organized and validly existing corporation under the laws of the State of New York;

         2. The Shares are duly authorized and legally issued and are fully paid and nonassessable; and

Del Global Technologies Corp.
November 18, 1997
Page 2


        3. The Warrant Shares are duly authorized, and when the Warrants are exercised in accordance with their terms, as described in the Registration Statement, the Warrant Shares will be legally issued, fully paid and non-assessable.

         Members of this firm beneficially own shares of Common Stock and options to purchase additional shares of Common Stock.

         We hereby consent to the use of this opinion as an exhibit to the aforementioned Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                                             Very truly yours,

                                             /s/TASHLIK, KREUTZER & GOLDWYN P.C.

                                                                 EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this pre-effective Amendment No. 1 to Registration Statement No. 333-37825 of Del Global Technologies Corp. on Form S-3 of our report dated October 20, 1997 appearing in the Annual Report on Form 10-K of Del Global Technologies Corp. for the year ended August 2, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, New York



November 14, 1997

                                                                   EXHIBIT 23.2

                               CONSENT OF COUNSEL


         The consent of Tashlik, Kreutzer & Goldwyn P.C. is contained in their opinion filed as Exhibit 5.1.